Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Agreement is made effective as of the 3rd day of November, 2017.

BETWEEN:

DELMAR PHARMACEUTICALS INC. and DELMAR PHARMACEUTICALS (BC) LTD.
Suite 720 – 999 West Broadway
Vancouver, BC V5Z 1K5

(together the “Company”)

AND:

SAIID ZARRABIAN
[●]

[●]

Phone: [●]

(the “Consultant”)

WITNESSES THAT WHEREAS:

A.       The Company is involved in the development and commercialization of new cancer therapies; and

B.       The Company wishes to retain the services of the Consultant and the Consultant has agreed to provide such services on the terms and conditions hereinafter set forth.

THEREFORE, in consideration of the following representations and covenants, the sufficiency of which is acknowledged by each party, the parties agree on the following terms:

1.                            Employment

1.1                          The Company hereby agrees to retain the Consultant to provide services consistent with the position of Chief Executive Officer of the Company and the Consultant hereby agrees to provide such services on the terms and conditions herein.

1.2                          The Consultant shall report to the Board of Directors of the Company (the “Board”), shall be responsible for the day-to-day operations of the Company and its affiliates, and shall perform the duties assigned to him from time to time by the Board that are consistent with his position.

1.3                          It is agreed that the Consultant will primarily perform the services either from his residence or the Company’s offices in Menlo Park, California, but shall periodically attend at the offices of the Company in Vancouver, British Columbia as required to attend meetings with Consultants, customers, suppliers, investors, and/or other stakeholders and to inspect the Canadian operations.

1.4                          Throughout the term of this Agreement, the Consultant shall:

(a)	diligently, honestly, and faithfully serve the Company and shall use his best efforts to promote and advance the interests and goodwill of the Company;
(b)	conduct himself at all times in a manner which is not prejudicial to the Company’s interests;
(c)	devote his full time and attention to the business and affairs of the Company as is necessary to fulfil his obligations hereunder;
(d)	refrain from engaging in any activity which shall in any manner, directly or indirectly, compete with the trade or business of the Company;
(e)	comply and conduct himself in accordance with all Consultant policies and procedures established by the Company from time to time; and
(f)	undertake and/or delegate all senior administrative responsibilities pertaining to the day-to-day operations of the Company, in accordance with the policies established by the Board.

1.5                          The Company acknowledges and agrees that the Consultant currently sits as a member of the Investment Committee for Redline Capital Partners SA in an advisory role and as a consultant. The Consultant is also a candidate to join the board of directors of Peregrine Pharmaceuticals and shall continue to do so (or commence doing so upon election to the Board of Peregrine Pharmaceuticals) provided it creates no conflict of interest with his duties to the Company. The Consultant may sit on the board of directors of other companies or organizations with the written consent of the Board.

1.6                          The Consultant shall at all times be an independent contractor. The Consultant is not the employee or agent of the Company and no partnership, joint venture or agency will be created by this Agreement or by any action of the parties under this Agreement and the Consultant shall not represent himself to be in any such relationship with the Company.

1.7                          The Consultant acknowledges and agrees that he shall be responsible for payment to the proper authorities of any and all income taxes, and other statutory withholding or premiums applicable to the Consultant in respect of the remuneration paid hereunder.

1.8                          If at any time the Canada Revenue Agency, the Internal Revenue Service or any other competent authority determines that the Consultant is an employee of the Company, then the Company will immediately begin making all statutorily required withholdings and remittances in respect of payments to the Consultant.

1.9                          The Consultant acknowledges and agrees that he is a fiduciary of the Company. Without in any way limiting the scope of the Consultant’s fiduciary obligations to the Company, the Consultant agrees that, at all times during the term of this Agreement, the Consultant shall not engage in competition with the Company, its affiliates or subsidiaries, aid others in any unfair competition with the Company, its affiliates or subsidiaries, in any way breach the confidence that the Company has placed in the Consultant, misappropriate any proprietary or confidential information of the Company, or misappropriate any corporate opportunities of the Company.

2.                            Term

2.1                          The Consultant’s engagement hereunder shall commence on November 3, 2017 and shall continue until November 2, 2018 (the “Term”), unless terminated earlier in accordance with the terms of section 4 of this Agreement. Other than as set out in this Agreement, no further compensation, remuneration or benefits shall be payable to the Consultant upon this expiration of the Term. The Term can only be extended or renewed on the express written agreement of both parties.

3.                            Remuneration

3.1                          Remuneration

3.1.1                      During the Term, the Company shall pay to the Consultant a fee of $280,000 per annum (“Annual Fee”).

3.1.2                      The Company shall pay to the Consultant an advance on the Annual Fee of $45,000 upon the execution of this Agreement. The Consultant agrees to use the net proceeds of this payment to purchase common shares of the Company. In the event that this Agreement is terminated for cause before the end of the Term, the Consultant agrees to repay the unearned portion of this advance on a pro rata basis, based on portion of the Term that remains outstanding at the time of termination.

3.1.3                      The Company shall pay the remaining annualized Annual Fee of $235,000 in equal monthly payments over the course of the Term, unless terminated earlier in accordance with section 4 of this Agreement.

3.1.4                      Subject to the approval of the Board, the Company shall issue to the Consultant options to purchase 120,000 common shares of the Company at an exercise price set by the Board and which will vest in 12 equal monthly instalments over the course of the Term. If the Agreement is terminated other than as a result of a voluntary resignation by the Consultant or for cause, then all outstanding options shall vest immediately. Vesting ceases immediately upon a voluntary resignation or a termination for cause. The vesting and exercise of these stock options shall otherwise be subject to the terms and conditions of the Company’s stock option plan.

3.2                          Success Fee

3.2.1                      Upon the expiration of the Term, the Consultant shall be eligible for a one-time success fee of up to 30% of the Annual Fee based on milestones to be achieved over the Term to be set by the Board in consultation with the Consultant.

3.2.2                      In addition, the Consultant retains rights under the previously granted Performance Stock Units as specified under his prior Board agreement and appointment.

3.3                          Reimbursement of Business Expenses

The Company shall reimburse the Consultant for all reasonable expenses and properly incurred by the Consultant in the performance of his duties for the Company. The Consultant shall furnish to the Company such statements, vouchers and other expenses as the Company may reasonably require.

3.4                          Vacation

The Consultant shall be entitled to take thirty (30) days of paid vacation during the Term without any reduction in the Annual Fee paid to the Consultant hereunder. Any unused vacation will be paid to the Consultant upon the expiration of the Term. The Consultant will inform the company in writing of any vacation time taken during the Term.

4.                            Termination

4.1                          The Company may terminate the Consultant’s engagement under this Agreement at any time for cause. If this Agreement and the Consultant’s engagement are terminated for cause, no notice, salary, compensation, benefits, allowances or pay in lieu of notice shall be paid or payable to the Consultant after or as a result of such termination other than the Annual Fee earned to the effective date of such termination, as well as any outstanding and unpaid expenses.

4.2                          Either party may terminate the Consultant’s engagement under this Agreement without cause at any time by providing the other party with 30 days’ written notice. On the giving of such notice by the Consultant, or at any time thereafter, the Company shall have the right to immediately terminate the Consultant’s engagement, by providing to the Consultant a lump sum payment equal to the Annual Fee payable during the balance of the thirty-day notice period, as well as a portion of the Success Fee calculated based on the portion of the Term completed at the date of termination and the milestones achieved as of the date of termination.

4.3                          The Consultant acknowledges and agrees that unless otherwise expressly agreed in writing between the Consultant and the Company, the Consultant shall not be entitled, by reason of his engagement by the Company or by reason of any termination of such engagement, however so arising, to any remuneration, compensation, or other benefits other than as expressly provided for in this Agreement.

5.                            Confidentiality and Non-Competition

5.1                          Except as required by law or in the normal and proper course of the Consultant’s duties hereunder, the Consultant will not use for the Consultant’s own account or disclose to anyone else, during or after the term of this Agreement, any confidential or proprietary information or material relating to the operations or business of the Company and its affiliates which the Consultant obtains from the Company, any affiliates or their officers, employees, agents, suppliers or customers or otherwise by virtue of the Consultant’s engagement by the Company or its affiliates. Confidential or proprietary information or material includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its affiliates except to the extent otherwise in the public domain: corporate information, including plans, strategies, tactics, policies, resolutions, and any litigation or negotiations; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, technical drawings and designs; research results and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations (collectively, the “Confidential Information”).

5.2                          The Consultant agrees that all documents (including, without limitation, software and information in machine-readable form) of any nature pertaining to activities of the Company and its affiliates, including without limitation, Confidential Information, in the Consultant’s possession now or at any time during the term of this agreement, are and shall be the property of the Company and its affiliates, and that all such documents and all copies of them shall be surrendered to the Company whenever requested by the Company.

5.3                          The Consultant shall not, for a period of twelve (12) months following the termination of the Consultant’s engagement for any reason, without the prior written consent of the Board, either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, lender, contractor, employer, employee, investor or shareholder, or in any other manner, directly or indirectly, advise, manage, carry on, establish, acquire control of, be engaged in, invest in or lend money to, guarantee the obligations of, or permit the Consultant’s name or any part thereof to be used or employed by any person that operates, is engaged in or has an interest in a business in Canada or the Unites States that is substantially similar or competes with the business of the Company. For the purposes of this Agreement, the business of the Company is the development and commercialization of chemotherapy drugs used to treat glioblastoma multiforme (“GBM”). Nothing in this section 5.3 shall prevent the Consultant from acquiring or holding not more than 5% of the shares of a company whose shares are listed on a public stock exchange.

5.4                          The Consultant shall not, for a period of twelve (12) months following the termination of the Consultant’s engagement for any reason, without the prior written consent of the Board, for his account or jointly with another, either directly or indirectly, for or on behalf of himself or any individual, partnership, corporation or other legal entity, as principal, agent, Consultant or otherwise, solicit, influence, entice or induce, or attempt to solicit, influence, entice or induce:

(a)	any person who is employed by the Company or any affiliated company to leave such employment; or
(b)	any person, firm or corporation whatsoever, who or which has at any time in the last two (2) years of the Consultant's engagement by the Company or any predecessor of the Company, been a customer of the Company, any affiliated company, or of any of their respective predecessors, provided that this subsection shall not prohibit the Consultant from soliciting business from any such customer if the business is in no way similar to the business carried on by the Company, an affiliated company, any of their respective predecessors, subsidiaries or associates to cease its relationship with the Company or any affiliated company.

5.5                          The Consultant acknowledges that, in connection with the Consultant’s engagement by the Company, the Consultant will receive or will become eligible to receive substantial benefits and compensation. The Consultant acknowledges that the Consultant’s engagement by the Company and all compensation and benefits and potential compensation and benefits to the Consultant from such engagement will be conferred by the Company upon the Consultant only because and on condition of the Consultant’s willingness to commit the Consultant’s best efforts and loyalty to the Company, including protecting the Company’s right to have its Confidential Information protected from non-disclosure by the Consultant and abiding by the confidentiality, and other provisions herein. The Consultant understands the Consultant’s duties and obligations as set forth in this section and agrees that such duties and obligations would not unduly restrict or curtail the Consultant’s legitimate efforts to earn a livelihood following any termination of the Consultant’s employment with the Company. The Consultant agrees that the restrictions contained in this section 6 are reasonable and valid. The Consultant further acknowledges and agrees that the Company shall be entitled to any appropriate legal, equitable, or other remedy, including injunctive relief, in respect of any failure or continuing failure of the Consultant to comply with the provisions of this section 5.

6.                            Representations and Warranties

6.1                          The Consultant represents and warrants to the Company that the execution and performance of this Agreement will not result in or constitute a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Consultant is a party or by which the Consultant or the Consultant’s property is bound.

7.                            General

7.1                          Waiver

No consent or waiver, express or implied, by any party to this Agreement or any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party’s performance or in the terms, covenants, or conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter, or restrict any such party’s right to assert such claim at any time thereafter.

The provisions of section 5 shall survive the termination of this Agreement.

7.2                          Notices

Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid if to the Company to the address of the Company set out on the first page of this Agreement and if to the Consultant to the home address of the Consultant on the Company’s records. Any notice shall be deemed to have been received if delivered, when delivered, and if mailed, on the fifth day (excluding Saturdays, Sundays, and holidays) after the mailing thereof. If normal mail service is interrupted the sender shall deliver such notice in order to ensure prompt receipt thereof. A party may change its address for service by notice in writing to the other party.

7.3                          Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby submit to the non-exclusive jurisdiction of the courts of British Columbia.

7.4                          Severability

If any provision of this Agreement for any reason is declared invalid, such declaration shall not affect the validity of any remaining portion of the Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

7.5                          Entire Agreement

This Agreement constitutes the entire Agreement between the parties hereto and there are no representations or warranties, express or implied, statutory, or otherwise other than as set forth in this Agreement and there are no Agreements collateral hereto other than as are expressly set forth or referred to herein. This Agreement supersedes any prior agreements, written or oral in respect of the Consultant’s engagement by the Company. This Agreement cannot be amended or supplemented except by a written Agreement executed by all parties hereto.

7.6                          Counterpart

This Agreement may be executed in counterparts and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

7.7                          Currency

Except as expressly indicated otherwise, all sums of money referred to in this Agreement are expressed and shall be payable in United States dollars.

7.8                          Independent Legal Advice

The Consultant acknowledges that this Agreement has been prepared by the Company’s solicitors and acknowledges that the Consultant has had sufficient time to review this Agreement thoroughly, that he has read and understood the terms of this Agreement and that the Consultant has been given the opportunity to obtain independent legal advice concerning the interpretation and effect of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the 8th day of November 2017.

DELMAR PHARMACEUTICALS INC.
Per:	/s/ John Bell
Authorized Signatory

DELMAR PHARMACEUTICALS (BC) LTD.

Per:	/s/ Jeffrey Bacha
Authorized Signatory

SIGNED, SEALED AND DELIVERED in the presence of:	)
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Witness	)
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	)	/s/ Saiid Zarrabian
Name	)	SAIID ZARRABIAN
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